UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 3, 2017, MeetMe, Inc., a Delaware corporation (the “Company”), Two Sub One, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Ifwe Inc., a Delaware corporation (“Ifwe”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Shareholders’ Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the closing of the Merger (the “Closing”), pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will merge with and into Ifwe (the “Merger”), with Ifwe surviving the Merger as a wholly owned subsidiary of the Company (the “Effective Time”).

Merger Consideration

The Merger Consideration to be paid by the Company on the Closing Date, subject to certain adjustments in the Merger Agreement, is $60 million in cash.

Effect on Ifwe Stock

At the Effective Time, and subject to the terms and conditions of the Merger Agreement:

●

each share of Ifwe’s issued and outstanding Series B-1 Preferred Stock, unless converted to Ifwe common stock, par value $0.0001 per share (“Common Stock”), prior to the Effective Time, will be automatically converted into the right to receive, in accordance with the liquidation terms set forth in the Merger Agreement, an amount equal to the Initial Merger Consideration Percentage multiplied by $1.1545;

●

each share of Ifwe’s issued and outstanding Series B Preferred Stock, unless converted to Common Stock prior to the Effective Time, will be automatically converted into the right to receive, in accordance with the liquidation terms set forth in the Merger Agreement, an amount equal to the Initial Merger Consideration Percentage multiplied by $0.5981;

●

each share of Ifwe’s issued and outstanding Series A-2 Preferred Stock, unless converted to Common Stock prior to the Effective Time, will be automatically converted into the right to receive, in accordance with the liquidation terms set forth in the Merger Agreement, an amount equal to the Initial Merger Consideration Percentage multiplied by $0.45;

●

each share of Ifwe’s issued and outstanding Series A-1 Preferred Stock, unless converted to Common Stock prior to the Effective Time, will be automatically converted into the right to receive, in accordance with the liquidation terms set forth in the Merger Agreement, an amount equal to the Initial Merger Consideration Percentage multiplied by $0.4447;

●

each share of Ifwe’s issued and outstanding Common Stock will be automatically converted into the right to receive the Per Share Consideration multiplied by the Initial Merger Consideration Percentage (the “Per Share Merger Consideration”);

●

each outstanding Ifwe stock option to purchase shares of Common Stock (“Common Option”) that is vested as of immediately prior to the Effective Time and has an exercise price that does not exceed the Per Share Consideration for Common Stock (“Vested Common Option”) shall be cancelled and converted into the right to receive, for each share of Common Stock subject to such Vested Common Option, a payment be equal to the Initial Merger Consideration Percentage multiplied by the amount by which the Per Share Merger Consideration exceeds the per share exercise price of such Vested Common Option, multiplied by the number of shares of Common Stock subject to such Vested Common Option;

●

each outstanding Ifwe restricted stock unit (“Restricted Stock Unit”) that is vested as of immediately prior to the Effective Time (“Vested Restricted Stock Unit”) shall be cancelled and converted into the right to receive, for each share of Common Stock subject to such Vested Restricted Stock Unit, a payment be equal to the Per Share Merger Consideration multiplied by the Initial Merger Consideration Percentage; and

●	each (i) unvested Ifwe Common Option and (ii) unvested Restricted Stock Unit will be cancelled without payment of any consideration.

Representations and Warranties, Covenants

Each of the Company and Ifwe has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of Ifwe and its Subsidiaries prior to the Effective Time. The parties have also agreed to use commercially reasonable efforts to consummate the Merger.

Closing Conditions

Consummation of the Merger is subject to certain conditions, including, without limitation, the accuracy of the representations and warranties (subject to customary materiality qualifiers) and the absence of any Company Material Adverse Effect with respect to Ifwe, compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), the Company’s receipt of certain financing necessary to fund the Merger Consideration (the “Company Financing Condition”), the receipt of voting and support agreements or support agreements from a specified percentage of Ifwe’s outstanding shares of Common Stock and Preferred Stock, Vested Restricted Stock Units, Vested Common Options as of the Closing Date as well as the receipt of certain required third party consents.

Termination

The Merger Agreement may be terminated prior to the Closing upon the occurrence or non-occurrence of certain events, including the following:

●	by the Company or Ifwe if the Closing does not occur on or before 11:59 p.m. New York time on July 30, 2017 (the “Termination Date”);

●

by the Company or Ifwe if the other party breaches any of its representations and warranties in the Merger Agreement and that breach is not curable or not cured within 15 business days of receiving notice of such breach; and

●

by Ifwe if the Closing does not occur on or before the Termination Date and all of joint closing conditions and the Company’s closing conditions have been satisfied other than the Company Financing Condition, have been met or waived, subject to certain restrictions as set forth in the Merger Agreement (the “Ifwe Financing Termination Right”).

If Ifwe terminates the Merger Agreement pursuant to the Ifwe Financing Termination Right, the Company shall pay to Ifwe a fee equal to $2 million in cash.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference. The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by Ifwe to the Company in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this report only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, you should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company and Ifwe that is or will be included in reports, statements and other filings that the Company will file with the Securities and Exchange Commission in connection with the Merger.

 Consulting Agreement

Pursuant to the Merger Agreement, the Company entered into a Consulting Agreement, dated March 3, 2017, with Dasharath Gopinath, Chief Executive Officer of Ifwe (the “Consulting Agreement”), whereby the Company will retain Mr. Gopinath as a consultant to perform certain transitional services for the Company beginning on the first business day following the Closing and ending on the earlier of (A) the one year anniversary of the Closing or (B) the termination of the Consulting Agreement pursuant to the terms therein. In exchange for performing for the Company the transitional services outlined in the Consulting Agreement, the Company will pay to Mr. Gopinath a fee of $350,000. Mr. Gopinath will also be eligible to receive (i) a cash bonus of up to $750,000 payable in four quarterly installments over the course of the term of the Consulting Agreement and, (ii) on the one year anniversary of the Closing, a cash bonus of up to $750,000 payable if certain performance targets and other conditions are met. The effectiveness of the Consulting Agreement is conditioned upon the occurrence of the Closing.

Credit Agreement

On March 3, 2017 (the “Effective Date”), in connection with the Merger, the Company entered into a credit agreement (the “Credit Agreement”) with the several banks and other financial institutions party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The Credit Agreement provides for a $15 million revolving credit facility (the “Revolving Credit Facility”) and a $15 million term loan facility (the “Term Loan Facility,” and together with the “Revolving Credit Facility”, the “Credit Facilities”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Credit Agreement.

The Company intends to use the proceeds under the Credit Facilities for general purposes, including the Merger. The Company will also use proceeds of the Revolving Credit Facility to finance working capital needs and for general corporate purposes.

The commitments of the Lenders in respect of the Credit Facilities and the initial extension of credit thereunder are conditioned upon satisfaction of certain conditions precedent, including, among other things, the consummation of the Merger.

Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the maturity date of the Credit Agreement on March 3, 2019. The Term Loan Facility is subject to quarterly amortization of principal in an amount equal to $1,875,000 per quarter commencing June 30, 2017 and continuing through maturity. In the event that the Company’s LTM EBITDA falls below a certain threshold, the amount available to the Company under the Revolving Credit Facility is subject to a borrowing base equal to 80% of the Company’s eligible accounts receivable less reserves established by the Agent as further described in the Credit Agreement. The Credit Facilities are subject to mandatory prepayment with 100% of the net proceeds received from the issuance of indebtedness, subject to certain exceptions for indebtedness permitted by the Credit Agreement, and from asset sales, casualty insurance, and condemnation awards or similar recoveries, subject to certain exceptions for reinvestment of such proceeds contained in the Credit Agreement. Voluntary prepayments and commitment reductions of the Credit Facilities under the Credit Agreement are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.

At the Company’s election, loans made under the Credit Facilities will bear interest at either

(i)	a base rate (“Base Rate”) plus an applicable margin or

(ii)	a London interbank offered rate (“LIBO Rate”) plus an applicable margin, subject to adjustment if an event of default under the Credit Agreement has occurred and is continuing.

The Base Rate means the highest of

(a) the Agent’s “prime rate,”

(b) the federal funds effective rate plus 0.50% and

(c) the LIBO Rate for an interest period of one month plus 1%.

Any Eurodollar loans made under the Revolving Credit Facility will bear interest at the LIBO Rate plus an applicable margin of 2.50%, and the Base Rate loans made under the Revolving Credit Facility will bear interest at the Base Rate plus an applicable margin of 1.50%. Any Eurodollar loans made under the Term Loan Facility will bear interest at the LIBO Rate plus an applicable margin of 2.75%, and the Base Rate loans made under the Term Loan Facility will bear interest at the Base Rate plus an applicable margin of 1.75%.

The Company’s present and future domestic subsidiaries (the “Guarantors”) will guarantee the obligations of the Company and its subsidiaries under the Credit Facilities. The obligations of the Company and its subsidiaries under the Credit Facilities are secured by all of the assets of the Company and the Guarantors, subject to certain exceptions and exclusions as set forth in the Credit Agreement and other loan documents.

The Credit Agreement contains certain affirmative and negative covenants that are binding on the Company and its subsidiaries, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Company and its subsidiaries to incur indebtedness, to create liens, to merge or consolidate, to make dispositions, to make restricted payments such as dividends, distributions or equity repurchases, to make investments, to prepay other indebtedness, to enter into certain transactions with affiliates, or to enter into any burdensome agreements or to make changes in the nature of the business.

In addition, the Credit Agreement requires the Company to abide by certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis. Specifically, the Credit Agreement requires that the Company and its subsidiaries not:

●

Permit the Funded Indebtedness to EBITDA Ratio (as defined in the Credit Agreement) as of the last day of any fiscal quarter ending during any period set forth below, to be greater than the ratio set forth below opposite such period:

Period	Ratio

Effective Date through 1 year anniversary thereof	2.00:1.00

All times thereafter	1.50:1.00

●

Permit the Fixed Charge Coverage Ratio (as defined in the Credit Agreement), for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter during the term hereof, to be less than 1.50:1.00.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods). The Credit Agreement also contains certain representations, warranties and conditions, in each case as set forth in the Credit Agreement.

The foregoing descriptions of the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03     Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

(a)

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 28, 2017, the Company and Jonah Harris, Chief Technology Officer of the Company, agreed that Mr. Harris would transition out of the Chief Technology Officer role and into a transitional employment role anticipated to last approximately ninety days.

Item 7.01         Regulation FD Disclosure.

Investor Communications

In connection with entry into the Merger Agreement, several investor communications were prepared by the Company.

The Company issued a press release, dated March 6, 2017, announcing, among other things, the entry into the Merger Agreement, the text of which is filed herewith and incorporated by reference into this “Item 7.01. Regulation FD Disclosure.” In addition, as discussed in the press release dated March 6, 2017, the Company is making investor presentation materials available on its website.

The text of the Company’s investor presentation materials filed herewith is incorporated by reference into this “Item 7.01. Regulation FD Disclosure.”

The information furnished pursuant to Item 7.01 of this Current Report shall not be considered “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the expected completion of the Merger and the time frame in which this will occur. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about the proposed Merger. Important factors that could cause actual results to differ from those in the forward-looking statements include Ifwe shareholder approval of the Merger or that other conditions to the closing of the Merger may not be satisfied, the potential impact on the business of MeetMe or Ifwe due to the announcement of the Merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, issues related to whether the Commissioner will issue a permit to issue securities and general economic conditions. Further information on the Company’s risk factors is contained in the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2015, the Form 10-Q for the quarter ended June 30, 2016 and the Form 8-K filed on October 4, 2016. Any forward-looking statement made by the Company herein speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Item 8.01         Other Events.

New Appointments

On February 28, 2017, Niklas Lindstrom joined the Company as Chief Technology Officer and Richard Friedman joined the Company as Senior Vice President of Engineering.

The press release announcing Messrs. Lindstrom’s and Friedman’s appointments is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Risk Factors

The following risk factors are provided to update the risk factors of the Company previously disclosed in periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and the Form 8-K filed on October 4, 2016:

Risks Relating to the Proposed Merger

The pending Merger is subject to a number of conditions to our and Ifwe’s obligations, which, if not fulfilled, may result in termination of the Merger Agreement.

The Merger Agreement contains a number of customary conditions to complete the acquisition, including that certain representations and warranties be accurate, that certain covenants be fulfilled, that there are no legal prohibitions against completion of the acquisition, and that Ifwe stockholders have adopted the Merger Agreement. Many of the conditions to complete the Merger are not within either our or Ifwe’s control and neither company can predict when or if these conditions will be satisfied.

If the Merger is not consummated by July 30, 2017 either we or Ifwe may terminate the Merger Agreement.

Either MeetMe or Ifwe may terminate the Merger Agreement if the Merger has not been consummated on or before 11:59 p.m. New York time on July 30, 2017. However, the right to terminate the Merger Agreement will not be available to (i) any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the cause of, or resulted in, the failure to consummate the Merger prior to July 30, 2017 or (ii) the Company if we fail to satisfy the Company Financing Condition.

Failure to complete the Merger could negatively affect our share price and our future business and financial results.

We cannot provide assurance that the conditions to the completion of the pending acquisition of Ifwe will be satisfied in a timely manner or at all. If our pending acquisition of Ifwe is not completed, our share price could fall to the extent that our current price reflects an assumption that we will complete the pending acquisition. Furthermore, if the acquisition is not completed, our ongoing business may be adversely affected, and we will be subject to several risks, including the following:

●	having to pay certain costs relating to the proposed Merger, such as legal, accounting, financial advisor and filing fees;

●	our management focused on the Merger instead of on pursuing other opportunities that could be beneficial to us without realizing any of the benefits of the Merger having been completed;

●	our failure to retain key employees during the pendency of the Merger;

●	the failure to consummate the acquisition may result in negative publicity and a negative impression of us in the investment community; and

●

any disruptions to our business resulting from the announcement of the Merger, including any adverse changes in our relationships with our advertisers, partners and employees, may continue or intensify in the event the acquisition is not consummated.

If the Merger is not completed, there can be no assurance these risks will not materialize and will not materially affect our business, financial results and share price.

The pendency of the Merger could adversely affect the business and operations of MeetMe.

In connection with the pending Merger, some of our advertisers may delay or defer decisions, which could negatively affect our revenues, earnings, cash flows and expenses, regardless of whether the Merger is completed. Similarly, our current and prospective employees may experience uncertainty about their future roles with the combined company following the Merger, which may materially adversely affect our ability to attract or retain key personnel during the pendency of the Merger.

Risks Relating to the Combined Company

If the proposed Merger closes, we may be unable to integrate Ifwe’s business with ours successfully and realize the anticipated benefits of the acquisition.

The anticipated benefits we expect from the pending Merger are, necessarily, based on projections and assumptions about the combined businesses of MeetMe and Ifwe, which may not materialize as expected or which may prove to be inaccurate. The value of our common stock following the completion of the pending acquisition could be adversely affected if we are unable to realize the anticipated benefits from the acquisition on a timely basis or at all. Achieving the benefits of the pending acquisition of Ifwe will depend, in part, on our ability to integrate the business and operations of Ifwe successfully and efficiently with our business. The challenges involved in this integration, which will be complex and time-consuming, include the following:

●	the inability to successfully integrate Ifwe’s business with ours in a manner that permits us to achieve the synergies and other benefits anticipated to result from the acquisition;

●

the challenge of integrating complex systems, operating procedures, technology, and other assets of the two companies in a manner that minimizes any adverse impact on advertisers, service providers, employees, and other constituencies;

●	diversion of the attention of our and MeetMe’s management and other key employees;

●	the challenge of integrating the workforces of the two companies while maintaining focus on providing consistent, high quality service and running an efficient operation;

●	disruption of, or the loss of momentum in, our ongoing business;

●

liabilities that are significantly larger than we currently anticipate and unforeseen increased expenses or delays associated with the acquisition, including transition costs to integrate the two businesses that may exceed the costs that we currently anticipate;

●	maintaining productive and effective employee relationships;

●	limitations prior to the completion of the acquisition on the ability of our management and the management of Ifwe to conduct planning regarding the integration of the two companies;

●	the increased scale of our operations resulting from the acquisition;

●	retaining key employees of our company and Ifwe; and

●	obligations that we may have to counterparties of Ifwe that could arise as a result of the change in control of Ifwe.

If we do not successfully manage these issues and the other challenges inherent in integrating Ifwe, then we may not achieve the anticipated benefits of the acquisition of Ifwe and our revenue, expenses, operating results and financial condition could be materially adversely affected.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2017, by and among MeetMe, Inc., Two Sub One, Inc., Ifwe Inc. and Shareholder Representative Services, LLC*
10.1	Credit Agreement, dated as of March 3, 2017, with the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release issued on March 6, 2017
99.2	Investor Presentation dated March 6, 2017

*

Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Schedule (as defined in the Merger Agreement). The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: March 6, 2017	By:	/s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer

EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 3, 2017, by and among MeetMe, Inc., Two Sub One, Inc., Ifwe Inc. and Shareholder Representative Services, LLC*
10.1	Credit Agreement, dated as of March 3, 2017, with the several banks and other financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release issued on March 6, 2017
99.2	Investor Presentation dated March 6, 2017

*

Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K, which include the Company Disclosure Schedule (as defined in the Merger Agreement). The signatory hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC.